UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of Report (Date of earliest event reported)): June 22, 2011

Sterling Chemicals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50132 (Commission File Number)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal executive offices)		77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 8.01 Other Events
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

     Item 1.01 Entry into a Material Definitive Agreement
     Agreement and Plan of Merger
     On June 22, 2011 Sterling Chemicals, Inc., a Delaware corporation (“Sterling”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eastman Chemical Company, a Delaware corporation (“Eastman”), and Eastman TC, Inc., a Delaware corporation (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Sterling (the “Merger”), with Sterling continuing as the surviving entity, which will become a wholly owned subsidiary of Eastman.
     Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of common stock, par value $0.01 per share (“Common Stock”), of Sterling (other than any Common Stock with respect to which appraisal rights have been duly exercised under Delaware law) will automatically be converted into the right to receive $2.50 in cash (without interest) and cancelled, and each share of Series A convertible preferred stock, par value $0.01 per share (“Preferred Stock”), of Sterling will automatically be converted into the right to receive an amount equal to the quotient of (a) $100,000,000 minus the sum of (1) the aggregate amount of merger consideration payable with respect to the shares of Common Stock and (2) the Adjustment Amount (as defined in the Merger Agreement) and (b) the number of shares of Preferred Stock issued and outstanding (including accrued and unpaid dividends thereon (whether or not declared)) in cash (without interest) and cancelled. The Merger Agreement also contemplates the redemption of all of the outstanding 10.25% Senior Secured Notes due 2015 (the “Notes”) issued by Sterling following the closing of the Merger.
     The board of directors of Sterling approved the Merger Agreement and deemed the Merger Agreement and the transactions and agreements contemplated thereby fair and advisable to Sterling and its stockholders. A special committee of Sterling’s board, comprised of independent directors, determined that the Merger and the Merger Agreement are fair to, and in the best interests of, the unaffiliated holders of Common Stock and recommended that Sterling’s board of directors approve the Merger Agreement. The board of directors of Eastman and Merger Sub unanimously approved the Merger Agreement and the transactions and agreements contemplated thereby.
     The Merger is expected to close later this year, subject to certain closing conditions, including among others, (i) receiving the required approvals of Sterling’s stockholders, which approval was effected on June 22, 2011, by written consent of a majority of holders of the voting power of the Preferred Stock and Common Stock, voting together, and the voting power of the Preferred Stock, voting separately (the “Majority Stockholders’ Written Consents”), (ii) at least 40 days having elapsed since the date of the Merger Agreement, (iii) receiving certain government regulatory and other specified approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any order or injunction by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, (v) the accuracy of the representations and warranties made by Sterling, Eastman and Merger Sub, (vi) the performance, in all material respects, by each of Sterling, Eastman and Merger Sub of all its respective obligations under the Merger Agreement and (vii) approval by Eastman of a closing statement prepared by the Company.
     The Merger Agreement contains representations, warranties and covenants of Sterling, Eastman and Merger Sub that are customary in transactions of this type.
     During the period between the execution of the Merger Agreement and the closing of the Merger, Sterling and each of its subsidiaries is required to preserve the present material business operations, organization and goodwill of the business, maintain insurance upon all material assets of Sterling, maintain all permits, including environmental permits for currently active and inactive operations (unless any permits for inactive operations (other than Sterling’s esters, phthalic anhydride and oxo alcohol operations) lapse due to the passage of time), maintain its books, accounts and records in the ordinary course of business, and maintain a normalized level of working capital consistent with past practices. Sterling has agreed to various other covenants in the Merger Agreement, including, among others, covenants (i) not to engage in certain kinds of transactions during this interim period and (ii) to cooperate and use commercially reasonable efforts to take all actions necessary to obtain all governmental and antitrust and regulatory approvals, subject to certain customary limitations.
     The Merger Agreement also contains a covenant pursuant to which Sterling has agreed, subject to certain customary exceptions described below, that it will not, and will cause its representatives not to, solicit, initiate or knowingly encourage or participate in any negotiations or discussions with, or provide any non-public information to, any person relating to, any acquisition proposal, enter into any letter of intent or similar agreement with respect to an acquisition proposal or waive or amend any confidentiality or “standstill” agreement, as further described in the Merger Agreement. The Merger Agreement contains a “fiduciary-out” provision, which provides that, prior to the date that is 40 days after the date of the Merger Agreement, the board of directors of Sterling may engage with alternative purchasers, change its recommendation to Sterling’s stockholders or enter into a definitive agreement with respect to an unsolicited acquisition proposal, only if the board of directors of Sterling has determined in good faith (a) that failure to take such action is reasonably likely to be a breach of the board’s fiduciary duties, and (b) that the acquisition proposal, if applicable, constitutes, or is reasonably likely to constitute, a “Superior Proposal.”
     The Merger Agreement also contains a covenant pursuant to which Eastman or the surviving entity must indemnify officers, directors, employees and agents of Sterling and its subsidiaries (“Covered Persons”) following the closing of the Merger for all losses related to acts or omissions in connection with their service or employment with Sterling or its subsidiaries and certain other entities on which they serve in a fiduciary and/or certain other capacities occurring prior to the closing of the Merger. This covenant further requires Eastman to cause the surviving corporation to honor certain existing indemnification obligations of Sterling with respect to Covered Persons for acts and omissions prior to the closing of the Merger and to keep in place for a period of six years following the closing of the Merger Sterling’s directors and officers liability insurance policies in effect at the closing; provided, however, that Eastman will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums previously paid by Sterling (the “Maximum Premium”), in which case Eastman will maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Premium.
     The Merger Agreement contains certain termination rights for both Sterling and Eastman. In addition to certain termination rights related to breaches of the agreement, permanent injunctions or restraints or prohibitions by governmental entities, failure to obtain stockholder approval or actions taken by Sterling or its representatives with respect to alternative transactions, so long as the willful and material breach of the Merger Agreement of the terminating party is not the cause for delay in closing, each of Eastman and Sterling has the right to terminate the Merger Agreement unilaterally if the Merger has not closed by October 31, 2011. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Sterling may be required to pay Eastman a termination fee of $3.75 million. Moreover, Eastman may be required to pay Sterling a termination fee of approximately $2.6 million in the event Eastman or Merger Sub materially breaches the Merger Agreement and Sterling terminates the Merger Agreement after July 11, 2011.
     The foregoing description of the Merger Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sterling, Eastman or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in Sterling’s public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement (except for the right of Sterling’s stockholders to receive the transaction consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sterling or Eastman or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sterling’s public disclosures.
     Additional Information
     This communication is being made in respect of the proposed Merger involving Sterling and Eastman. Sterling will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934 and describing the proposed Merger. Sterling and Eastman will be filing other documents with the Securities and Exchange Commission (the “SEC”) as well. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov.
     Item 5.07 Submission of Matters to a Vote of Security Holders
     On June 22, 2011, Resurgence Asset Management, L.L.C. and certain of its affiliates (collectively, “Resurgence”), the holders (in aggregate) of 1,589,542 shares of Common Stock and 7,980,086 shares of Preferred Stock (on an as-converted basis), constituting over 88% of the voting power of the outstanding shares of Common Stock and Preferred and 100% of the voting power of the Preferred Stock at that time, executed a written consent adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby. In addition, on June 22, 2011, Resurgence, as holder of 100% of the Preferred Stock, executed a written consent waiving, as of the effective time of the Merger, any notification requirements, redemption rights and consent rights in connection with the Merger under the Restated Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock. No further approval of the stockholders of Sterling is required to approve and adopt the Merger Agreement and the transactions and agreements contemplated thereby.
     Item 8.01 Other Events
     On June 22, 2011, Sterling issued a press release in connection with the Merger. A copy of Sterling’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. Statements in this report that contain forward-looking statements include, but are not limited to, expected benefits and closing of the proposed Merger, information concerning our possible or assumed future results of operations and our future plans with respect to our plasticizers business and facility and related disclosures. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

     In addition, our other filings with the SEC include additional factors that could adversely affect our business, results of operations or financial performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. Forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this report and are not guarantees of future performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable, such expectations may prove to be incorrect.
Section 9. Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Number	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2011, by and among Eastman Chemical Company, Eastman TC, Inc. and Sterling Chemicals, Inc.*

99.1	Press release dated June 22, 2011, issued by Sterling Chemicals, Inc. regarding the Merger

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sterling agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Sterling’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHEMICALS, INC.
Date: June 22, 2011	By:	/s/ John V. Genova
		Name:	John V. Genova
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2011, by and among Eastman Chemical Company, Eastman TC, Inc. and Sterling Chemicals, Inc.*

99.1	Press release dated June 22, 2011, issued by Sterling Chemicals, Inc. regarding the Merger

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sterling agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Sterling’s right to request confidential treatment of any requested schedule or exhibit.